 EXHIBIT 10.4

Doc. No. 20150119-1 SOW

Statement of Work

Date	01/15/2015
Client	Aircom Pacific, Inc.
Job Name	WiMAX Satcom Development
Requested by	Jeffrey Wun, CTO/Aircom
From

Summary

Aircom Pacific, Inc. (Aircom) is a satellite based in-Flight Wi-Fi system provider whose clients includes Hong Kong Airline. Aircom is engaging dMobile to develop a next generation satellite based data link system that can utilized advance protocol such as WiMAX 2.1 as control and bandwidth management protocol on top of existing DVB-S2 Satcom protocol for satellite communications. Aircom is also looking to develop an inter-operability test (IOT) suite that can be used to test Satcom system inter-operatbility. With such a higher layer management protocol, Aircom can construct a global Satcom system that utilizes Satcom roaming agreements among Satellite system operators.

Project Scope

This SOW covers the following activities and deliverables.

1.	dMobile shall deliver a set of WiMAX 1.2 software stack and development system to Aircom.
2.	dMobile shall develop a WiMAX software stack that utilize DVB-S2 satellite protocol as its physical layer protocol.
3.	dMobile shall implement WiMAX software stack on a commercially available WiMAX ASN-Gateway called Satellite Modem Termination System (SMTS).
4.	dMobile shall demonstrate a working SMTS.
5.	dMobile shall develop an interconnect protocol between WiMAX CPE and a commercially available satellite modem (i.e., iDirect e8000AE).
6.	dMobile shall develop a set of IOT criteria to test for inter-operability.
7.	dMobile shall assist in production and service of such SMTS.
8.	dMobile shall assist in other related tasks per written requests from Aircom.

Schedule

Task	Finish Date
Delivery of WiMAX 1.2 software stack	02/01/2015
Delivery of WiMAX 1.2 development environment	02/01/2015
Deliver Working WiMAX 1.2 software on SMTS hardware	10/31/2015
Interconnect SMTS with iDIrect HUB	03/01/2016
Interconnect WiMAX CPE with iDirect Modem	05/01/2016
Deliver WiAMX Satcom IOT test set	09/01/2016

© 2015 Proprietary	dMobile Statement of Work

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Doc. No. 20150119-1 SOW

Pricing

All costs listed below are based on the scope and assumptions included in this Statement of Work.

Item	Price	Cost Structure
WiMAX 1.2 Software Stack license	$1,000,000	Fixed Cost
WiMAX base SMTS software development (15,000 man-hours)	$2,250,000	Time and material basis
WiMAX based Satellite IOT test set development (18,000 man-hours)	$2,700,000	Time and material basis
TOTAL	$4,950,000

Non-refundable prepayment of USD$1,000,000 is due on execution of this service agreement.

Time and material basis service payments are invoiced on monthly basis and due on NET30 term.

Key Assumptions

This agreement is based on the following assumptions.

dMobile owns WiMAX 1.2 software stack and transferable license.

Aircom owns the necessary Satellite bandwidth for Satcom testing.

© 2015 Proprietary	dMobile Statement of Work

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Doc. No. 20150119-1 SOW

Acceptance

The client named below verifies that the terms of this Statement of Work is acceptable. The parties hereto are each acting with proper authority by their respective companies.

Aircom Pacific, Inc.	dMobile System Co. Ltd.
Company name	Company name

Jeffrey Wun	David Shih
Full name	Full name

CTO	Chairman
Title	Title

/s/ Jeffrey Wun	/s/ David Shih
Signature	Signature

January 29, 2015	2015/1/19
Date	Date

© 2015 Proprietary	dMobile Statement of Work

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